Exhibit 5.1

REED SMITH LLP
Princeton Forrestal Village
136 Main Street – Suite 250
Princeton, NJ 08540-7839
609.987.0050
Fax 609.951.0824
January 22, 2008
DUSA Pharmaceuticals, Inc.
25 Upton Drive
Wilmington, MA 01887

Re:	DUSA Pharmaceuticals, Inc. (the “Company”)
Registration Statement — Form S-3
Ladies and Gentlemen:
We have examined the Company’s Registration Statement No. 333-147614 on Form S-3 as filed with the Securities and Exchange Commission on November 26, 2007 and Pre-effective Amendment No. 1 thereto (collectively, the “Registration Statement”), in connection with the registration under the Securities Act of 1933, as amended (the “Act”) of 5,726,302 shares (the “Shares”) of the Company’s common stock, without par value (the “Common Stock”). The Shares consist of 4,581,043 Shares of Common Stock which were issued previously (the “Issued Shares”) and 1,145,259 Shares which underly warrants to purchase such shares of Common Stock (the “Warrant Shares”).
We have also examined copies of: (i) the Certificate of Incorporation of the Company, as amended to date; (ii) the By-laws of the Company; (iii) the securities purchase agreement, the registration rights agreement and the form of warrant relating to the Shares being registered pursuant to the Registration Statement; and (iv) such records of corporate proceedings and other documents as we have deemed necessary in order to enable us to express the opinion set forth below.
In rendering this opinion, we have assumed the genuineness and authenticity of all signatures on original documents; the authenticity of all documents submitted to us as originals; the conformity to originals of all documents submitted to us as copies; the accuracy, completeness and authenticity of certificates of public officials; and the due authorization, execution and delivery of all documents where authorization, execution and delivery are prerequisites to the effectiveness of such documents. We have not reviewed any documents other than the documents listed above for purposes of rendering our opinion as expressed herein, and we assume that there exists no provision of any such other document that bears upon or is inconsistent with our opinion as expressed herein. We have conducted no independent factual
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Reed Smith

January 22, 2008

investigation of our own but rather have relied solely upon the foregoing documents, the statements and information set forth therein and the additional matters recited or assumed herein, all of which we assume to be true, complete and accurate in all material respects.
Our opinion set forth below is limited to the Business Corporation Law of the State of New Jersey. We are not rendering any opinion as to compliance with any federal or state antifraud law, rule or regulation relating to securities, or to the sale or issuance thereof.
Based on the foregoing and in reliance thereon, subject to the qualifications herein stated, it is our opinion that:
•	the Issued Shares, when originally issued and sold by the Company to the purchasers in connection with the private placement transaction on October 29, 2007 pursuant to Regulation D of the Act, were legally issued, fully paid and non-assessable; and

•	the Warrant Shares when issued, fully paid and delivered in accordance with the terms and conditions of the applicable transaction documents will be legally issued, fully paid and non-assessable.
This opinion may only be used, quoted or relied upon for the purpose of complying with the Securities Act in connection with the filing of the Registration Statement and may not be furnished to, quoted to or relied upon by any other person or entity, for any purpose, without our prior written consent.
Please note that we are opining only as to the matters expressly set forth herein, and no opinion should be inferred as to any other matters. The opinions set forth herein are based upon currently existing statutes, rules, regulations and judicial decisions, and we disclaim any obligation to advise you of any change in any of these sources of law or subsequent legal or factual developments that might affect any matters or opinions set forth herein.
We hereby consent to the filing of this opinion with the Securities and Exchange Commission as an exhibit to the Registration Statement in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act.
Very truly yours,
/s/ Reed Smith LLP
REED SMITH LLP